UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2019

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54939	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
As previously reported, on September 3, 2019, certain subsidiaries (collectively, the “Seller”) of CIM Real Estate Finance Trust, Inc. (the “Company”) entered into an Agreement of Purchase and Sale (the “Purchase and Sale Agreement”) with Realty Income Corporation (NYSE: O) (the “Purchaser”), a company not affiliated with the Seller. Under the terms of the Purchase and Sale Agreement, the Seller agreed to sell to the Purchaser 452 single-tenant properties encompassing approximately 5.1 million gross rentable square feet of commercial space across 41 states for total consideration of $1.25 billion, including the assumption by the Purchaser of existing mortgage debt totaling approximately $131 million. The sale of 411 properties closed (the “Closing”) on December 2, 2019 for total consideration of $1.035 billion. The sale of the remaining properties is expected to close in late 2019 or during the first quarter of 2020, subject to customary closing conditions, although the Company can give no assurance that the closing of the sale of the remaining properties will occur within this timeframe, or at all.
The Company paid a disposition fee of approximately $1.6 million based on the contract sales price of the properties to the Company’s advisor, CIM Real Estate Finance Management, LLC (the “Advisor”), pursuant to the Company’s management agreement with the Advisor.
The Company anticipates repayment of certain debt and redeploying the net sale proceeds into the origination, participation in, and acquisition of commercial mortgage loans and other commercial real estate debt investments, commercial mortgage backed securities, corporate credit investments, and other commercial real estate investments pursuant to the Company’s strategy to ultimately transition to a mortgage real estate investment trust.
Item 7.01 Regulation FD Disclosure.
On December 3, 2019, the Company issued a press release regarding the Closing, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated into this filing in its entirety.
The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Company hereby confirms that the required pro forma financial information will be filed as an amendment to this Current Report on Form 8-K on or before December 6, 2019, which date is within the period allowed to file such pro forma financial information.

(c) Shell Company Transactions
None

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued December 3, 2019 related to the Purchase and Sale Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2019	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
Principal Financial Officer

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